UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report : March 4, 2008

BIOMODA INC.
(Exact Name of Registrant as Specified in its Charter)

New Mexico
(State or Other Jurisdiction of Incorporation)

333-90738	85-0392345
(Commission File Number)	(I.R.S. Employer Identification No.)

 Physical address:

Area Y, Building 9217
Kirtland Air Force Base- East
Albuquerque, NM  87115

Mailing address:

PO Box 11342
Albuquerque, NM 87192
(Address of Principal Executive Offices, Including Zip Code)

(505) 821-0875
(Registrant's Telephone Number, Including Area Code)

Item 1.01 Entry into a Material Definitive Agreement.

In the first quarter of 2008, the New Mexico Department of Veterans Services signed an agreement with the New Mexico Institute of Mining and Technology (New Mexico Tech) to administer $350,000 appropriated by the 2007 New Mexico State legislature for a prospective Clinical Study for the early detection of lung cancer of the state’s veterans.  Biomoda, Inc. and New Mexico Tech signed an agreement in the last quarter of 2007 to conduct this Clinical Study using Biomoda’s technology.

The 2008 Session of the New Mexico State legislature further appropriated for 2009 a total of $1.3 million towards continuation of this Clinical Study that will be administered through the New Mexico Department of Veterans Services and New Mexico Tech.  Biomoda’s technology is expected to be the focus of the study.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOMODA, INC.

Date: March 4, 2008	By:	/s/ John J. Cousins
John J. Cousins
President